Exhibit 23.1
Form 10-K
Bio-Path Holdings, Inc.
File No. 000-53404

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-156054) of Bio-Path Holdings, Inc. of our report dated March 31, 2009 relating to the financial statements for the period ended December 31, 2008, which appears in this Form 10-K.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah
March 31, 2009